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                               WILLIAM BLAIR FUNDS

                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST

     The undersigned, being a majority of the Trustees of the William Blair Funds (the "Trust"), a Delaware statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999, do hereby amend Section 5.2 of the Declaration of Trust to read as follows:

     "5.2. Indemnification of Trustees, Officers, Employees and Agents. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) to the fullest extent permitted by law."

     This instrument shall constitute an amendment to the Declaration of Trust in accordance with Section 9.3 thereof.

     IN WITNESS WHEREOF, the undersigned have this 21st day of October, 2003 signed these presents.


/s/ J. Grant Beadle                      /s/ John B. Schwemm
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J. Grant Beadle                          John B. Schwemm


/s/ Theodore A. Bosler                   /s/ Donald L. Seeley
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Theodore A. Bosler                       Donald L. Seeley


/s/ F. Conrad Fischer                    /s/ Michelle R. Seitz
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F. Conrad Fischer                        Michelle R. Seitz


/s/ Ann P. McDermott                     /s/ Robert E. Wood II
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Ann P. McDermott                         Robert E. Wood II